Exhibit 99.1

Investor Contacts	Media Contacts
Linda Ventresca	Joseph Kuo
AXIS Capital Holdings Limited	Kekst and Company
investorrelations@axiscapital.com	(212) 521-4800
(441) 405-2727

AXIS CAPITAL REPORTS SECOND QUARTER NET INCOME OF $231 MILLION

DILUTED EARNINGS PER SHARE OF $1.47 AND

ANNUALIZED RETURN ON AVERAGE COMMON EQUITY OF 19.2%

Pembroke, Bermuda, August 4, 2008 - AXIS Capital Holdings Limited (“AXIS Capital”) (NYSE: AXS) today reported net income available to common shareholders for the second quarter of 2008 of $231 million, or $1.47 per diluted common share, compared with $252 million, or $1.51 per diluted common share, for the second quarter of 2007. Net income for the six months ended June 30, 2008 was $469 million, or $2.95 per diluted share, compared with $479 million, or $2.88 per diluted share, for the corresponding period in 2007.

Operating income for the second quarter of 2008 was $229 million, or $1.45 per diluted share, compared with $256 million, or $1.54 per diluted common share, for the second quarter of 2007. This same item excluding foreign exchange gains, net of tax, for the second quarter of 2008 was $236 million, or $1.50 per diluted common share, compared with $249 million, or $1.50 per diluted common share, for the second quarter of 2007.

Operating income for the first six months of 2008 was $434 million, or $2.73 per diluted share, compared with $483 million, or $2.91 per diluted common share, for the first six months of 2007. This same item excluding foreign exchange gains, net of tax, for the first six months of 2008 was $421 million, or $2.65 per diluted common share, compared with $474 million, or $2.85 per diluted common share, for the first six months of 2007.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08

Tel. 441.496.2600 Fax 441.296.3140

www.axiscapital.com

Operating Highlights

AXIS Capital delivered another strong performance this quarter, which included the following highlights:

•	Net income available to common shareholders of $231 million;

•	A combined ratio of 81.2%, including net favorable reserve development of 12.8 percentage points;

•	Record net investment income of $137 million, an increase of 21%;

•	Annualized return on average common shareholders equity of 19.2%;

•	Diluted book value per common share[1] of $30.30, an increase of 21% from June 30, 2007, and 5% from December 31, 2007;

•	Shareholders’ equity of $5.3 billion, an increase of 12% from June 30, 2007 and 2% from December 31, 2007;

•	Open market share repurchases during the quarter of $175 million.

Commenting on the second quarter 2008 financial results, John Charman, Chief Executive Officer and President of AXIS Capital, stated: “I am pleased that we have been able to deliver growth in diluted book value per share of an excellent 21% over the previous twelve months. Despite the extremely competitive market conditions, our underwriting results were good and our reserves from prior accident years continued to develop favorably. We also posted record quarterly net investment income. Our business is still generating very strong underwriting profitability even against the backdrop of increasing market loss activity during the first half of the year in the property lines.”

[1]	To conform with our current period presentation, we have recalculated the diluted book value per common share for the comparative periods using the “treasury stock” method.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08

Tel. 441.496.2600 Fax 441.296.3140

www.axiscapital.com

Segment Highlights

Insurance Segment

Our insurance segment reported underwriting income for the quarter of $51 million, down $47 million, or 48%, from the second quarter of 2007. The segment’s combined ratio was 80.3% compared with 67.1% in the prior year quarter. The increase was driven by three factors: first, our current accident year loss ratio increased 5.7 ratio points, reflecting a higher frequency and severity of large property losses this quarter; second, net favorable development decreased from 18.7 ratio points in the second quarter of 2007 to 15.5 ratio points in the current quarter; and third, our general and administrative ratio increased 3.1 ratio points, primarily due to increased staffing costs this year.

Our insurance segment reported gross premiums written in the quarter of $555 million, down 9% from the second quarter of 2007, and net premiums written of $366 million, down 10% from the second quarter of 2007. We reduced our gross premiums written for many of our property and casualty lines of business this quarter as a result of competitive market conditions. Partially offsetting this, we wrote additional political risk business, and our professional lines book benefited from the renewal rights acquired in conjunction with our purchase of the assets and operations of Media Pro at the end of the second quarter of 2007.

Reinsurance Segment

Our reinsurance segment reported underwriting income for the quarter of $87 million, which was comparable with the second quarter of 2007. The segment’s combined ratio was 77.3% compared with 78.0% in the prior year quarter. There were several named U.S catastrophes this quarter, which are estimated by PCS to exceed $6 billion. Our estimated net losses from these events were $19 million and primarily emanate from our Midwest regional treaty reinsurance business. Reinsurance segment results for the quarter also included the impact of estimated losses from individual property risk losses and an earthquake in China. The second quarter of 2007 included estimated losses of $47 million from storms and flooding in the U.K. and Australia. Net favorable development in the quarter of 10.6 ratio points compared with 10.4 ratio points in the second quarter of 2007.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08

Tel. 441.496.2600 Fax 441.296.3140

www.axiscapital.com

Our reinsurance segment reported gross premiums written in the quarter of $319 million, down 8% from the second quarter of 2007. The reduction was mostly related to our catastrophe and professional lines business, driven by exposure reductions in the face of deteriorating market conditions.

Investments

Net investment income increased $23 million, or 21%, from the second quarter of 2007 to $137 million. Investment income from our alternative investment portfolio (“other investments”) increased by $17 million to $20 million for the quarter. Net investment income from cash and fixed maturity investments increased 3% to $117 million, primarily reflecting the impact of higher investment balances. As part of the ongoing strategic diversification of our investment portfolio, we began funding an allocation to global equities during the quarter. We experienced $2 million of net realized gains in the quarter, compared to net realized losses of $5 million in the second quarter of 2007.

Interest Expense

Interest expense for the three and six months ended June 30, 2008 was $8 million and $16 million, respectively, compared to $14 million and $29 million, respectively, in the comparative periods of 2007. The reduction in 2008 interest expense relates to the termination of our $400 million repurchase agreement in September 2007.

Capitalization / Shareholders’ Equity

Total capitalization at June 30, 2008 was $5.8 billion, including $0.5 billion of long-term debt and $0.5 billion of preferred equity, compared to $5.7 billion at December 31, 2007. At June 30, 2008, diluted book value per common share, on a treasury stock basis, was $30.30 and book value per common share was $34.11, compared to $28.79 and $32.69, respectively, as of December 31, 2007. During the quarter, we repurchased 5 million shares at an average price of $34.96 per share, for a total cost of $175 million. We have approximately $320 million remaining under our current repurchase authorization.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08

Tel. 441.496.2600 Fax 441.296.3140

www.axiscapital.com

Conference Call

We will host a conference call on Tuesday August 5, 2008 at 8:00 AM (Eastern) to discuss the second quarter financial results and related matters. The teleconference can be accessed by dialing (866) 510-0712 (U.S. callers) or (617) 597-5380 (international callers) and entering the pass code 41534364 approximately ten minutes in advance of the call. A live, listen-only webcast of the call will also be available via the Investor Information section of the Company’s website at www.axiscapital.com

In addition, a financial supplement relating to our financial results for the quarter ended June 30, 2008 is available in the Investor Information section of our website.

AXIS Capital is a Bermuda-based global provider of specialty lines insurance and treaty reinsurance with shareholders’ equity at June 30, 2008 of $5.3 billion and locations in Bermuda, the United States, Europe, Singapore, Canada and Australia. Its operating subsidiaries have been assigned a rating of “A” (“Excellent”) by A.M. Best and a rating of “A” (“Strong”) by Standard & Poor’s. AXIS Capital has been assigned a senior unsecured debt rating of Baa1 (stable) by Moody’s Investors Service and BBB+ (stable) by Standard & Poor’s. For more information about AXIS Capital, visit our website at www.axiscapital.com.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08

Tel. 441.496.2600 Fax 441.296.3140

www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

JUNE 30, 2008 (UNAUDITED) AND DECEMBER 31, 2007

	2008	2007
	(in thousands, except per share amounts)
Assets
Investments:
Fixed maturities, available for sale, at fair value	$8,703,346	$8,331,666
Equity securities, available for sale, at fair value	247,845	7,746
Other investments, at fair value	724,239	638,241

Total investments	9,675,430	8,977,653
Cash and cash equivalents	1,094,429	1,332,921
Accrued interest receivable	89,261	87,338
Insurance and reinsurance premium balances receivable	1,652,295	1,231,494
Reinsurance recoverable balances	1,340,452	1,280,295
Reinsurance recoverable balances on paid losses	82,677	76,598
Deferred acquisition costs	355,587	276,801
Prepaid reinsurance premiums	263,461	242,940
Securities lending collateral	813,737	865,256
Net receivable for investments sold	—	86,356
Goodwill and intangible assets	61,035	61,653
Other assets	178,025	156,004

Total assets	$15,606,389	$14,675,309

Liabilities
Reserve for losses and loss expenses	$5,995,731	$5,587,311
Unearned premiums	2,603,676	2,146,087
Insurance and reinsurance balances payable	249,710	244,988
Securities lending payable	812,833	863,906
Senior notes	499,315	499,261
Other liabilities	144,689	175,134
Net payable for investments purchased	37,273	—

Total liabilities	10,343,227	9,516,687

Shareholders’ Equity
Preferred shares—Series A and B	500,000	500,000
Common shares	1,877	1,850
Additional paid-in capital	1,922,356	1,869,810
Accumulated other comprehensive (loss) income	(150,721)	22,668
Retained earnings	3,377,051	2,968,900
Treasury shares, at cost	(387,401)	(204,606)

Total shareholders’ equity	5,263,162	5,158,622

Total liabilities and shareholders’ equity	$15,606,389	$14,675,309

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08

Tel. 441.496.2600 Fax 441.296.3140

www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007

	Three months ended		Six months ended
	2008	2007	2008	2007
	(in thousands, except per share amounts)
Revenues
Net premiums earned	$680,291	$693,941	$1,338,925	$1,379,245
Net investment income	137,015	113,685	222,666	238,965
Net realized investment gains (losses)	1,552	(4,656)	37,237	(4,356)
Other insurance related (loss) income	(7,269)	693	(5,267)	2,633

Total revenues	811,589	803,663	1,593,561	1,616,487

Expenses
Net losses and loss expenses	371,717	358,723	733,398	751,521
Acquisition costs	97,780	95,745	192,260	193,884
General and administrative expenses	82,953	68,574	161,703	131,180
Foreign exchange losses (gains)	6,564	(6,883)	(13,733)	(9,274)
Interest expense and financing costs	7,890	14,169	15,848	29,312

Total expenses	566,904	530,328	1,089,476	1,096,623

Income before income taxes	244,685	273,335	504,085	519,864
Income tax expense	4,199	12,519	16,658	22,266

Net income	240,486	260,816	487,427	497,598
Preferred shares dividends	9,219	9,226	18,438	18,430

Net income available to common shareholders	$231,267	$251,590	$468,989	$479,168

Weighted average common shares and common share equivalents:
Basic	142,333	149,027	142,786	149,727

Diluted	157,602	166,320	158,893	166,175

Earnings per common share:
Basic	$1.62	$1.69	$3.28	$3.20

Diluted	$1.47	$1.51	$2.95	$2.88

Cash dividends declared per common share	$0.185	$0.165	$0.37	$0.33

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08

Tel. 441.496.2600 Fax 441.296.3140

www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED

CONSOLIDATED SEGMENTAL DATA (UNAUDITED)

FOR THE THREE MONTHS ENDED JUNE 30, 2008 AND 2007

	2008			2007
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total
Gross premiums written	$555,464	$318,705	$874,169	$612,671	$346,707	$959,378
Net premiums written	365,511	318,705	684,216	406,885	348,457	755,342
Net premiums earned	297,429	382,862	680,291	298,245	395,696	693,941
Other insurance related (loss) income	(7,509)	240	(7,269)	360	333	693
Net losses and loss expenses	(159,696)	(212,021)	(371,717)	(133,568)	(225,155)	(358,723)
Acquisition costs	(31,120)	(66,660)	(97,780)	(27,442)	(68,303)	(95,745)
General and administrative expenses	(48,141)	(17,077)	(65,218)	(39,167)	(15,223)	(54,390)

Underwriting income	$50,963	$87,344	138,307	$98,428	$87,348	185,776

Corporate expenses			(17,735)			(14,184)
Net investment income			137,015			113,685
Net realized investment gains (losses)			1,552			(4,656)
Foreign exchange (losses) gains			(6,564)			6,883
Interest expense and financing costs			(7,890)			(14,169)

Income before income taxes			$244,685			$273,335

Net loss and loss expense ratio	53.7%	55.4%	54.6%	44.8%	56.9%	51.7%
Acquisition cost ratio	10.4%	17.4%	14.4%	9.2%	17.3%	13.8%
General and administrative expense ratio	16.2%	4.5%	12.2%	13.1%	3.8%	9.9%

Combined ratio	80.3%	77.3%	81.2%	67.1%	78.0%	75.4%

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08

Tel. 441.496.2600 Fax 441.296.3140

www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED

CONSOLIDATED SEGMENTAL DATA (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30 2008 AND 2007

	2008			2007
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total
Gross premiums written	$990,321	$1,148,029	$2,138,350	$1,049,159	$1,212,842	$2,262,001
Net premiums written	637,243	1,138,748	1,775,991	688,931	1,205,769	1,894,700
Net premiums earned	596,986	741,939	1,338,925	613,177	766,068	1,379,245
Other insurance related (loss) income	(6,322)	1,055	(5,267)	1,127	1,506	2,633
Net losses and loss expenses	(319,146)	(414,252)	(733,398)	(319,520)	(432,001)	(751,521)
Acquisition costs	(62,834)	(129,426)	(192,260)	(62,791)	(131,093)	(193,884)
General and administrative expenses	(95,960)	(34,447)	(130,407)	(74,690)	(29,966)	(104,656)

Underwriting income	$112,724	$164,869	277,593	$157,303	$174,514	331,817

Corporate expenses			(31,296)			(26,524)
Net investment income			222,666			238,965
Net realized investment gains (losses)			37,237			(4,356)
Foreign exchange gains			(15,848)			9,274
Interest expense and financing costs			13,733			(29,312)

Income before income taxes			$504,085			$519,864

Net loss and loss expense ratio	53.5%	55.8%	54.8%	52.1%	56.4%	54.5%
Acquisition cost ratio	10.5%	17.5%	14.3%	10.2%	17.1%	14.1%
General and administrative expense ratio	16.1%	4.6%	12.1%	12.2%	3.9%	9.5%

Combined ratio	80.1%	77.9%	81.2%	74.5%	77.4%	78.1%

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08

Tel. 441.496.2600 Fax 441.296.3140

www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED

NON-GAAP FINANCIAL MEASURE RECONCILIATION

OPERATING INCOME AND OPERATING INCOME EXCLUDING

FOREIGN EXCHANGE GAINS, NET OF TAX

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007

	Three months ended		Six months ended
	2008	2007	2008	2007
Net income available to common shareholders	$231,267	$251,590	$468,989	$479,168

Adjustment for net realized investment (gains) losses	(1,552)	4,656	(37,237)	4,356
Adjustment for associated tax impact	(563)	(419)	2,179	(559)

Operating income	229,152	255,827	433,931	482,965

Adjustment for foreign exchange losses (gains)	6,564	(6,883)	(13,733)	(9,274)
Adjustment for associated tax impact	(53)	511	1,155	677

Operating income excluding foreign exchange gains, net of tax	$235,663	$249,455	$421,353	$474,368

Net income per share—diluted	$1.47	$1.51	$2.95	$2.88
Adjustment for net realized investment (gains) losses	(0.01)	0.03	(0.23)	0.03
Adjustment for associated tax impact	(0.01)	—	0.01	—

Operating income per share—diluted	$1.45	$1.54	$2.73	$2.91

Adjustment for foreign exchange losses (gains)	0.05	(0.04)	(0.09)	(0.06)
Adjustment for associated tax impact	—	—	0.01	—

Operating income excluding foreign exchange gains, net of tax	$1.50	$1.50	$2.65	$2.85

Weighted average common shares and common share equivalents—diluted	157,602	166,320	158,893	166,175

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08

Tel. 441.496.2600 Fax 441.296.3140

www.axiscapital.com

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements contained in this release include our expectations regarding market conditions and information regarding our estimates of losses related to natural disasters. These statements involve risks, uncertainties and assumptions. Actual events or results may differ materially from our expectations. Important factors that could cause actual events or results to be materially different from our expectations include (1) the occurrence of natural and man-made disasters, (2) actual claims exceeding our loss reserves, (3) the failure of any of the loss limitation methods we employ, (4) the effects of emerging claims and coverage issues, (5) the failure of our cedants to adequately evaluate risks, (6) the loss of one or more key executives, (7) a decline in our ratings with rating agencies, (8) the loss of business provided to us by our major brokers, (9) changes in governmental regulations, (10) increased competition, (11), interest rate and/or currency value fluctuations, (12) general economic conditions and (13) the other factors set forth in our most recent report on Form 10-K, Form 10-Q and other documents on file with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

In this release, we have presented the following non-GAAP financial measures:

1.	Operating income. This represents net income available to common shareholders, before the after tax impact of net realized gains and losses on investments;

2.	Operating income, excluding the after tax impact of foreign exchange gains and losses.

We have included these measures as we believe that security analysts, rating agencies and investors believe that realized gains and losses and foreign exchange, where an actively managed foreign exchange program is not in place, are largely opportunistic and are a function of economic and interest rate conditions. As a result, we believe that they evaluate earnings before realized gains and losses and foreign exchange, adjusted for tax, to make performance comparisons with our industry peers.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08

Tel. 441.496.2600 Fax 441.296.3140

www.axiscapital.com